Umpqua Holdings Corporation 4th Quarter 2021 Earnings Conference Call Presentation January 20, 2022

2 FORWARD-LOOKING STATEMENTS This communication may contain certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the plans, objectives, expectations and intentions of Umpqua Holdings Corporation (“Umpqua”) and Columbia Banking System, Inc. (“Columbia”), the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward- looking statements: changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and Umpqua’s and Columbia’s respective businesses, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board or the effects of any declines in housing and commercial real estate prices, high or increasing unemployment rates, or any slowdown in economic growth particularly in the western United States; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures, including on product pricing and services; success, impact, and timing of Umpqua’s and Columbia’s respective business strategies, including market acceptance of any new products or services and Umpqua and Columbia’s ability to successfully implement efficiency and operational excellence initiatives; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations; changes in laws or regulations; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement to which Umpqua and Columbia are parties; the outcome of any legal proceedings that may be instituted against Umpqua or Columbia; delays in completing the transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); the failure to obtain shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; changes in Umpqua’s or Columbia’s share price before closing, including as a result of the financial performance of the other party prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Umpqua and Columbia do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the ability to complete the transaction and integration of Umpqua and Columbia successfully; the dilution caused by Columbia’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Umpqua and Columbia. Additional factors that could cause results to differ materially from those described above can be found in Umpqua’s Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2021, June 30, 2021, and September 30, 2021, which are on file with the Securities and Exchange Commission (the “SEC”) and available on Umpqua’s investor relations website, www.umpquabank.com, under the heading “Financials,” and in other documents Umpqua files with the SEC, and in Columbia’s Registration Statement on Form S-4, its Annual Report on Form 10-K for the year ended December 31, 2020, and its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2021, June 30, 2021, and September 30, 2021, which are on file with the SEC and available on Columbia’s website, www.columbiabank.com, under the heading “Financial Information” and in other documents Columbia files with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Umpqua nor Columbia assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward- looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Disclaimer

3 IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the proposed transaction (the “Transaction”), Columbia filed with the SEC a Registration Statement on Form S-4 that includes a joint proxy statement of Umpqua and Columbia and a prospectus of Columbia, which the SEC declared effective December 3, 2021. Umpqua and Columbia commenced mailing of the definitive joint proxy statement/prospectus to Umpqua’s and Columbia’s shareholders seeking certain approvals related to the Transaction on or about December 7, 2021. Umpqua and Columbia may also file other relevant documents concerning the Transaction with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AS WELL AS THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders can obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about Umpqua and Columbia, without charge, at the SEC’s website, www.sec.gov. Copies of these documents and the filings with the SEC incorporated by reference in these documents can also be obtained, without charge, by directing a request to Umpqua Holdings Corporation, Attention: Andrew Ognall, One SW Columbia Street, Suite 1200, Portland, OR 97204, 503-727-4100 or to Columbia Banking System, Inc., Attention: Investor Relations, P. O. Box 2156, MS 3100, Tacoma, WA 98401-2156, 253-471-4065. PARTICIPANTS IN THE SOLICITATION Umpqua, Columbia, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Umpqua and Columbia in connection with the Transaction under the rules of the SEC. Information regarding Umpqua’s directors and executive officers is available in Umpqua’s definitive proxy statement relating to its 2021 Annual Meeting of Shareholders, which was filed with the SEC on March 5, 2021, and other documents filed by Umpqua with the SEC. Information regarding Columbia’s directors and executive officers is available in Columbia’s definitive proxy statement relating to its 2021 Annual Meeting of Shareholders, which was filed with the SEC on April 12, 2021, and other documents filed by Columbia with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus relating to the Transaction. Free copies of this document may be obtained as described in the preceding paragraph. NON-GAAP FINANCIAL MEASURES In addition to results in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of core cash earnings per share, tangible book value, and other ratios, as adjusted, is included in the Appendix that begins on page 30. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Disclaimer (con’t)

Strategic Updates

5 Synergies anticipated to drive growth in loans, deposits, and fee-based products and services* 2596936-002 Creating a Leading West Coast Franchise Source: S&P Global Market Intelligence; FactSet; Company filings. *Revenue synergies are anticipated but not modeled in EPS accretion guidance. Note: Market data as of October 9, 2021; Financial data as of quarter ended June 30, 2021; Pro forma financial data shown for 2023 with fully phased-in cost savings for illustrative purposes; Pro forma for Columbia’s completed acquisition of Bank of Commerce. ¹ Core cash EPS excludes standalone intangible amortization, pro forma CDI amortization, amortization of non-PCD fair value mark and amortization of other fair value marks. ² EPS accretion does not assume pro forma excess capital is used for pro forma share repurchases. . . . creating a West Coast regional powerhouse Phoenix Salt Lake City 8 0 5 5 9 0 8 2 8 4 1 5 1 5 1 7 8 5 8 4 5 9 0 5 8 0 5 San Diego Long Beach Los Angeles Sacramento Carson City Boise Portland Tacoma Helena Seattle Tacoma Sacramento Spokane Kennewick Seattle Portland Salem Santa Rosa Redding San Francisco (217) (153) Combined company deepens its foothold in the Northwest and California . . . $50bn assets 15% 2023E ROATCE 44% non-interest bearing deposits 23% / 25% GAAP / core cash1 EPS accretion to Columbia2 80% Commercial loans 8% / 11% GAAP / core cash¹ EPS accretion to Umpqua² Dramatically increases delivery channel for small business lending as Umpqua locations bring upwards of 120 new communities within 19 new MSA’s to Columbia, where small business lending expertise is executed through its branch network The combination increases market density within thriving Idaho markets, moving the pro forma bank to the No. 10 deposit market share position in the state The natural compatibility between specific lending verticals, like leasing from Umpqua and healthcare from Columbia, is expected to provide enhanced opportunity for relationship development and growth Synergies in fee-generating businesses, like Wealth Management and Home Lending, are anticipated to provide additional avenues to grow revenue above expectations Scale and associated talent and technology synergies are expected to increase net-revenue generating opportunities including organic lending expansion into new western markets and deposit- gathering opportunities in existing markets, like southern California ü ü ü ü ü Washington Oregon California $15.3bn deposits $82K median household income ~7.8mm population $16.4bn deposits $70K median household income ~4.3mm population $9.5bn deposits $83K median household income ~39.7mm population

6 Current Priorities: Integration and Growth ◦ The top priorities at Columbia and Umpqua are to prepare for and execute the seamless integration of our two banks following the closing without disrupting the growth momentum that began in 2H 2020 and that we expect to continue into 2023. ◦ The establishment of the Integration Management Office (IMO) enables our respective front lines to remain focused on what they do best: generating balanced growth in loans, deposits, and fee-based products and services. ◦ We established the IMO to lead our integration, track against key milestones, and ultimately ensure a seamless experience for our teams and clients. • The IMO leadership team includes senior executive leadership from both banks representing operations, technology, finance, legal & regulatory, communications, and project management. • The separation of integration responsibilities from our growth initiatives is expected to enable Columbia’s and Umpqua’s bankers to continue to operate separately and seamlessly ahead of the transaction’s anticipated close. ◦ The organizational design for leaders that are expected to report directly to our post-closing executive team is complete, and it was jointly communicated to both organizations. We continue to make strides finalizing further layers of the post-closing organization’s design. ◦ Cost savings realization plans are progressing well, and we remain confident our $135 million original target will be achievable. ◦ Following the pandemic-driven slow-down in non-PPP loan generation, each of Columbia and Umpqua re-established growth momentum in 2H 2020. ◦ Non-PPP loan growth at each bank accelerated in 2021, and held strong through year end. Each of the banks’ pipelines and expectations for seasonal build support our favorable outlook through 2022 and into 2023 at each of our respective banks. ◦ We expect product synergies and our larger pro forma balance sheet, alongside the proven success of relationship-driven operation models at Columbia and Umpqua, to support a favorable growth profile at our combined organization following our anticipated mid-2022 deal close. ◦ See Appendix for a numerical example of the power we expect our larger pro forma balance sheet to support following closing. Integration Update Growth Update

7 Revenue: Scale Expected to Enhance Opportunities Lend with a bigger balance sheet Magnifies the opportunity to grow the loan book as it reduces the need to participate out larger deals, favorably impacting new business and enabling the expansion of existing client relationships. Increases customer retention as small business customers can travel with us from inception through their corporate lending needs, which limits the number of customers who grow out of the bank. Enhances loan portfolio granularity and diversification, which supports the pro forma bank’s risk profile and presents additional opportunities to expand existing verticals (e.g., healthcare and leasing). Invest in net-revenue generating business opportunities given expected enhanced profitability Increases ability to explore new risk-appropriate verticals that provide attractive returns and further balance sheet diversification (e.g., the addition of a new national vertical without shifting away from our local strategy). Opens opportunities to organically expand into other Western markets as the larger bank is expected to be attractive to sophisticated customers and the talent needed to serve them. Grow noninterest, non-mortgage fee income by expanding relationships with combined customer base Broadens overall Wealth Management reach by extending Columbia Trust and Columbia Bank Financial Services across the combined client base. Generates additional opportunities to deepen relationships as data science capabilities from Umpqua that provide customer behavior analysis are applied across a broader customer base. For example, analytics uncover a customer who makes routine, large deposits and does not use treasury management services: this provides a “Smart Lead” to a banker to improve customer satisfaction while generating additional income for the bank. ü Our combination would enable us to: ü ü + + + + + + +

Financial Highlights Q4 2021 & FY2021

9 Total gross loans and leases increased $583 million as balanced non-PPP loan growth of $930 million, or 4.4%, offset an expected decrease in PPP loan balances of $346 million due to processed forgiveness and payoffs. Remaining PPP balances were only 1.7% of the total loan portfolio at December 31, 2021. Q4 2021 Highlights (Compared to Q3 2021) Deposit balances decreased by $314 million, or 1.2%. This decrease was primarily attributable to anticipated outflows related to the April 2021 sale of Umpqua Investments, a continued decline in personal certificates of deposit balances, and normal seasonal trends related to customer tax and escrow payments. Net interest income decreased by $1.7 million on a quarter-to-quarter basis due to lower income related to PPP loans. Excluding this income, net interest income increased by $5.6 million on a quarter-to- quarter basis due to growth in average non-PPP loans and investment securities and a reduction in the cost of interest-bearing deposits. The recapture of provision for credit losses was $0.7 million for the quarter, compared to a recapture of $18.9 million for the third quarter of 2021. The current quarter’s recapture reflects improvement in economic forecasts used in credit models that was largely offset by allowance requirements for new loan generation. Net charge-offs increased by two basis points to 0.13% of average loans and leases (annualized), but remained low as net charge-off activity within the FinPac portfolio remained below its historical average for the second consecutive quarter. Non-interest income increased by $9.0 million, primarily due to higher net mortgage banking revenue of $9.0 million given a write-up of the MSR asset. Non-interest expense increased by $16.0 million, primarily due to increases of $15.2 million in merger-related expenses, $2.3 million in production incentive compensation related to portfolio loan growth, and $1.9 million in one-time write-offs. A $1.8 million decrease in home lending direct expense and a $2.9 million decrease in municipal taxes related to a reclassification from other expense to tax expense also impacted the quarter’s results compared to the third quarter of 2021. Non-performing assets to total assets was 0.17%, consistent with the prior period. Estimated total risk-based capital ratio of 14.3% and estimated Tier 1 capital to risk-weighted assets ratio of 11.6%. Paid a quarterly cash dividend of $0.21 per common share on November 30, 2021, to shareholders of record as of November 19, 2021.

Selected Ratios

		For the year ended		For the quarter ended				
		FY 2021	FY 2020	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Performance	Return on average assets	1.39 %	(5.22)%	1.13 %	1.40 %	1.54 %	1.49 %	2.04 %
	Return on average tangible assets	1.39 %	(5.30)%	1.14 %	1.40 %	1.55 %	1.49 %	2.04 %
	Return on average common equity	15.56 %	(51.08)%	12.90 %	15.82 %	17.25 %	16.33 %	22.92 %
	Return on average tangible common equity	15.63 %	(60.34)%	12.94 %	15.88 %	17.33 %	16.43 %	23.07 %
	Efficiency ratio - consolidated	59.53 %	196.47 %	63.10 %	59.44 %	58.96 %	56.74 %	58.82 %
	Net interest margin - consolidated	3.18 %	3.23 %	3.15 %	3.21 %	3.20 %	3.18 %	3.35 %
Credit Quality	Non-performing loans and leases to loans and leases	0.23 %	0.31 %	0.23 %	0.24 %	0.22 %	0.25 %	0.31 %
	Non-performing assets to total assets	0.17 %	0.24 %	0.17 %	0.17 %	0.17 %	0.19 %	0.24 %
	Net charge-offs to average loans and leases (annualized)	0.20 %	0.32 %	0.13 %	0.11 %	0.25 %	0.33 %	0.35 %
Capital	Tangible common equity to tangible assets [1]	8.9 %	9.2 %	8.9 %	8.8 %	9.1 %	8.9 %	9.2 %
	Tier 1 common to risk-weighted asset ratio [2]	11.6 %	12.3 %	11.6 %	12.0 %	12.4 %	12.6 %	12.3 %
	Total risk-based capital ratio [2]	14.3 %	15.6 %	14.3 %	14.9 %	15.4 %	15.8 %	15.6 %

Footnotes:
1. Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.
2. Capital ratio estimated for current quarter, pending completion and filing of regulatory reports.

UMPQUA BANK

10

Summary Financial Statements Q4 2021

12 Summary Income Statement Footnotes: Tables may not foot due to rounding. (in millions) For the year ended For the Quarter Ended FY 2021 FY 2020 Q4 2021 Q3 2021 Q2 2021 Q1 2021 Q4 2020 Net interest income before provision $919.6 $882.5 $233.4 $235.1 $229.8 $221.4 $234.9 (Recapture) provision for credit losses (42.7) 204.9 (0.7) (18.9) (23.0) — — Net interest income after provision 962.3 677.7 234.1 254.0 252.8 221.4 234.9 Non-interest income 356.3 412.0 82.7 73.7 91.1 108.8 124.0 Non-interest expense 760.5 2,546.1 199.7 183.8 189.4 187.6 211.3 Income (loss) before provision for income taxes 558.2 (1,456.4) 117.1 143.9 154.4 142.6 147.5 Provision (benefit) for income taxes 137.9 67.0 28.8 35.9 38.3 34.9 (3.2) Net income (loss) $420.3 ($1,523.4) $88.4 $108.1 $116.1 $107.7 $150.7 Earnings (loss) per share, diluted $1.91 ($6.92) $0.41 $0.49 $0.53 $0.49 $0.68

13 Selected Balance Sheet Footnotes: Tables may not foot due to rounding. 1. Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. (in millions) Q4 2021 Q3 2021 Q2 2021 Q1 2021 Q4 2020 Total assets $30,640.9 $30,891.5 $30,285.0 $30,036.7 $29,235.2 Interest bearing cash and temporary investments 2,539.6 3,349.0 2,688.3 2,861.8 2,203.0 Investment securities available for sale, fair value 3,870.4 3,723.2 3,474.0 3,167.8 2,932.6 Loans and leases, gross 22,553.2 21,969.9 22,143.7 22,160.9 21,779.4 Allowance for credit losses on loans and leases (248.4) (257.6) (279.9) (311.3) (328.4) Goodwill and other intangibles, net 8.8 10.0 11.1 14.9 16.1 Deposits 26,594.7 26,908.4 26,153.6 25,886.8 24,622.2 Securities sold under agreements to repurchase 492.2 467.8 480.3 420.4 375.4 Borrowings 6.3 6.4 111.4 281.4 771.5 Total shareholders' equity 2,749.3 2,722.4 2,766.3 2,681.9 2,704.6 Ratios: Loan to deposit ratio 84.8% 81.6% 84.7% 85.6% 88.5% Book value per common share $12.69 $12.57 $12.54 $12.16 $12.28 Tangible book value per common share¹ $12.65 $12.52 $12.49 $12.10 $12.21 Tangible common equity to tangible assets¹ 8.9% 8.8% 9.1% 8.9% 9.2%

Income Statement Highlights & Segment Financials Q4 2021

15 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Reported Net Interest Income $234.9 $221.4 $229.8 $235.1 $233.4 Accretion Related to Acquired Loans (2.8) (2.2) (2.3) (2.0) (1.6) PPP Accrued Interest (5.0) (4.6) (4.6) (2.7) (1.4) PPP Processing Fees (24.2) (14.9) (15.8) (15.6) (9.6) Adjusted Net Interest Income excluding acquired loan accretion and PPP $202.9 $199.7 $207.1 $214.8 $220.8 Net Interest Income Reported Net Interest Income $234.9 $221.4 $229.8 $235.1 $233.4 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 Adjusted Net Interest Income excluding acquired loan accretion and PPP $202.9 $199.7 $207.1 $214.8 $220.8 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 (in m ill io ns ) (in m ill io ns )

Net Interest Margin



Net Interest Margin
Reported vs Adjusted
4.00%
3.00%
2.00%
1.00%
—%
3.35%
3.11%
3.18%
3.07%
3.20%
3.08%
3.21%
3.04%
3.15%
3.04%
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Reported Net Interest Margin
Adjusted Net Interest Margin excluding acquired loan accretion and PPP



Net Interest Margin
Q3 2021 vs Q4 2021
3.21%
(0.01)%
(0.04)%
(0.01)%
(0.02)%
0.01%
3.15%
Q3 2021 Reported
LHFI - Not PPP/PAA²
LHFI - PPP²
LHFI - PAA²
Investment Portfolio
Deposits
Q4 2021 Reported

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
Reported Net Interest Margin	**3.35 %**	**3.18 %**	**3.20 %**	**3.21 %**	**3.15 %**
(Accretion) Related to Acquired Loans	(0.04)%	(0.03)%	(0.03)%	(0.03)%	(0.02)%
(Accretion)/Dilution Related to Net PPP Impact[1]	(0.20)%	(0.08)%	(0.09)%	(0.14)%	(0.09)%
Adjusted Net Interest Margin excluding acquired loan accretion and PPP	**3.11 %**	**3.07 %**	**3.08 %**	**3.04 %**	**3.04 %**

NIM – MBS & CMO Premium Amortization & Recapture Details

	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021
MBS & CMO Premium in $ millions (Amortization)/Recapture	$(5.4)mm	$(3.3)mm	$(2.6)mm	$(1.6)mm	$(2.3)mm
Net NIM Impact in basis points Accretive/(Dilutive)	(0.08)%	(0.05)%	(0.04)%	(0.02)%	(0.03)%

UMPQUA BANK

Footnotes:
1. PPP net impact includes both accrued interest on PPP loans and PPP processing fees.
2. Chart Abbreviations: LHFI = loans held for investment; PPP = Paycheck Protection Program; PAA = purchase accounting adjustments.

16

Interest Rate Sensitivity: Loans

Loan Repricing Detail[1,2]				
(in millions)	Q3 2021	Q4 2021	Q3 2021	Q4 2021
Fixed	**$ 7,034**	**$ 7,459**	**32 %**	**33 %**
PPP	**748**	**392**	**3 %**	**2 %**
Prime	1,783	1,747	8 %	8 %
1 Month	4,867	5,358	22 %	24 %
Floating	**6,650**	**7,105**	**30 %**	**32 %**
Prime	309	300	1 %	1 %
6 month	3,496	3,798	16 %	17 %
1 Year	1,482	1,264	7 %	5 %
3 Year	210	224	1 %	1 %
5 Year	1,472	1,399	7 %	6 %
10 Year	524	564	3 %	3 %
Adjustable	**7,493**	**7,549**	**35 %**	**33 %**
Total	**$ 21,925**	**$ 22,505**	**100 %**	**100 %**

Loan Maturities at December 31, 2021

(in millions)	<=6 Mos	7 to 12 Mos	13 to 24 Mos	25 to 36 Mos	37 to 59 Mos	60+ Mos	Total
Fixed	$ 1,243	$ 152	$ 333	$ 496	$ 1,409	$ 4,218	$ 7,851
Floating	646	491	672	488	897	3,911	7,105
Adjustable	33	77	97	116	536	6,690	7,549
Total	**$ 1,922**	**$ 720**	**$ 1,102**	**$ 1,100**	**$ 2,842**	**$ 14,819**	**$ 22,505**

Floors: Floating and Adjustable Rate Loans at December 31, 2021[3]

(in millions)	No Floor	At Floor	Above Floor	Total
Floating	$4,588	$1,844	$673	$7,105
Adjustable	1,270	3,826	2,453	7,549
Total	**$5,858**	**$5,670**	**$3,126**	**$14,654**
% of Total	***40%***	***39%***	***21%***	***100%***

Upward Rate Change to Move from Floor at December 31, 2021

Loans at Floor Balance (in millions)	<25 bps	26-50 bps	51-75 bps	76-100 bps	101-125 bps	126-150 bps	>150 bps	Total
Floating	$ 459	$ 856	$ 179	$ 180	$ 82	$ 22	$ 66	$1,844
Adjustable	246	275	734	776	591	532	672	3,826
Total	**$ 705**	**$1,131**	**$ 913**	**$ 956**	**$ 673**	**$ 554**	**$ 738**	**$5,670**
Weighted Average Rate Change to Move Above Floor								
Floating	0.07 %	0.45 %	0.65 %	0.91 %	1.17 %	1.44 %	2.10 %	**0.52 %**
Adjustable	0.09 %	0.40 %	0.63 %	0.88 %	1.13 %	1.37 %	1.91 %	**1.03 %**

Footnotes:

1. Index rates with relatively immaterial balances are mapped to the closest material index. For example, $49 million in loans repricing on a 3-month index are included in the 6-month category and represent only 1% of 6-month loans at December 31, 2021.
2. Deferred fees and costs drive variances between loan totals on this slide and loan totals in the earnings press release.
3. Loans were grouped into three buckets: (1) No Floor: no contractual floor on the loan; (2) At Floor: current rate = floor; (3) Above Floor: current rate exceeds floor. The amount above the floor was based on the current margin plus the current index assuming the loan repriced on December 31, 2021. The adjustable loans may not reprice until well into the future, depending on the timing and size of interest rate changes.

UMPQUA BANK

17

Interest Rate Sensitivity: Balance Sheet Is Asset Sensitive

Interest Rate Simulation Impact on Net Interest Income[1]				
	Ramp		Shock	
	Year 1	Year 2	Year 1	Year 2
Up 400 basis points	13.0%	28.0%	24.0%	33.7%
Up 300 basis points	9.7%	21.2%	18.0%	25.6%
Up 200 basis points	6.3%	14.2%	11.9%	17.3%
Up 100 basis points	3.0%	7.0%	5.7%	8.7%
Down 100 basis points	(1.2)%	(4.3)%	(2.8)%	(6.0)%

Interest-Bearing Deposit Repricing Beta During the Last Rising-Rate Cycle				
		Cost of Umpqua Deposits		Non-Interest Bearing Deposits as % of Total
	Fed Funds Target Rate	Interest-Bearing	Total	
Q4 2021	0.25%	0.11%	0.06%	41.5%
Q3 2019	2.00%	1.19%	0.82%	31.8%
Q2 2019	2.50%	1.16%	0.81%	31.0%
Q3 2015	0.25%	0.24%	0.17%	29.8%
Variance: Peak (Peak Value less Q3 2015)	+2.25%	+0.95%	+0.65%	
Umpqua Beta (based on peak Umpqua deposit rate)[2]		**42%**	**29%**	

- The simulation repricing betas applied to interest-bearing deposits in the rising rate shock scenarios range from 43% to 45%, generally consistent with the actual betas observed in the last rising rate cycle.
- **Every 10% change to the beta in the +100 basis points shock simulation results in an approximate 1.3% change to the net interest income results.** For example:
  - A 10% **decrease** to a 45% beta in the +100 basis points shock simulation results in a repricing beta of 40.5% applied to interest-bearing deposits and an approximate 1.3% **increase** to net interest income.
  - A 10% **increase** to a 45% beta in the +100 basis points shock simulation results in a repricing beta of 49.5% applied to interest-bearing deposits and an approximate 1.3% **decrease** to net interest income.

Footnotes:

1. For the scenarios shown, the interest rate simulations assume a parallel and sustained shift in market interest rates ratably over a twelve-month period (ramp) or immediately (shock). There is no change in the composition of the size of the balance sheet in either scenario. Interest rate sensitivity in the first year of the net interest income simulation for increasing interest rate ramp scenarios is negatively impacted by the cost of non-maturity deposits repricing immediately while interest earning assets reprice at a slower rate.
2. Deposit repricing betas are calculated between Q3 2015 and Q3 2019. We use Q3 2019 as our end point despite a 50-basis point reduction in the fed funds target rate during the quarter as it represents our peak deposit costs during the last rising rate cycle and it captures the repricing lag effect.

UMPQUA BANK

18

19 Non-Interest Income Footnotes: Tables may not foot due to rounding. 1. Commercial product revenue includes Swaps, M&A Advisory, Syndication, and International Banking revenue. (in millions) For the year ended For the quarter ended FY 2021 FY 2020 Q4 2021 Q3 2021 Q2 2021 Q1 2021 Q4 2020 Service charges on deposits $42.1 $40.8 $11.2 $10.9 $10.3 $9.6 $10.2 Card-based fees 36.1 28.2 9.4 9.1 10.3 7.4 7.8 Brokerage revenue 5.1 15.6 — — 1.1 3.9 4.1 Residential mortgage banking revenue, net 186.8 270.8 43.2 34.2 44.4 65.0 79.0 Gain on sale of debt securities, net — 0.2 — — — — — (Loss) gain on equity securities, net (1.5) 0.8 (0.5) (0.3) — (0.7) (0.2) Gain on loan and lease sales, net 15.7 6.7 4.8 4.2 5.3 1.4 3.4 BOLI income 8.3 8.4 2.1 2.0 2.1 2.1 2.1 Other Income Commercial product revenue¹ $23.6 $17.1 $9.0 $3.8 $8.1 $2.8 $3.3 Commercial servicing revenue 2.9 2.6 0.7 0.8 0.7 0.7 0.6 Loan-related fees 11.7 11.6 3.1 3.0 3.0 2.6 2.8 Change in fair value of certain loans held for investment 3.0 — (2.7) 3.4 2.8 (0.5) — Misc. Income 14.1 18.6 2.7 1.2 7.4 2.7 6.9 Swap derivative gain/(loss) 8.4 (9.4) (0.3) 1.4 (4.5) 11.8 4.0

20 $211.3 $187.6 $189.4 $183.8 $199.7 58.8% 56.7% 59.0% 59.4% 63.1% Non-interest expense Efficiency ratio Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $155.0 $160.0 $165.0 $170.0 $175.0 $180.0 $185.0 $190.0 $195.0 $200.0 $205.0 $210.0 $215.0 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% 110.0% Non-Interest Expense Non-Interest Expense and Efficiency Ratio (in millions) Non-Interest Expense Bridge (in millions) $183.8 $15.2 $0.8 $0.7 $2.3 $1.9 $(2.9) $(1.8) $(0.3) $199.7 Q 3 N on -In te re st E xp en se M er ge r E xp en se s FD IC A ss es sm en ts M ar ke tin g H FI P ro du ct io n In ce nt iv e C om p O ne -T im e W rit e- O ffs M un ic ip al T ax es * H om e Le nd in g D ire ct E xp O th er Q 4 N on -In te re st E xp en se Footnotes: * Driven by a reclassification from other expense to income tax that resulted in a credit during the quarter. HFI = held for investment

Segments - Core Banking

(In thousands)	For the Quarter Ended				
	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Net interest income	$ 231,250	$ 232,348	$ 226,915	$ 217,574	$ 230,430
(Recapture) provision for credit losses	(736)	(18,919)	(22,996)	—	29
Non-interest income					
Gain on sale of debt securities, net	4	—	—	4	—
(Loss) gain on equity securities, net	(466)	(343)	4	(706)	(173)
(Loss) gain on swap derivatives, net	(303)	1,429	(4,481)	11,750	3,955
Change in fair value of certain loans held for investment	(2,672)	3,432	2,782	(510)	—
Non-interest income (excluding above items)	42,812	34,849	48,151	32,913	40,921
Total non-interest income	39,375	39,367	46,456	43,451	44,703
Non-interest expense					
Merger related expenses	15,183	—	—	—	—
Exit and disposal costs	3,022	3,813	4,728	1,200	725
Non-interest expense (excluding above items)	150,587	146,931	146,877	145,161	171,634
Allocated expenses, net[1]	4,314	3,680	970	(790)	(3,565)
Total non-interest expense	173,106	154,424	152,575	145,571	168,794
Income before income taxes	98,255	136,210	143,792	115,454	106,310
Provision (benefit) for income taxes	24,067	33,945	35,630	28,106	(13,508)
Net income	$ 74,188	$ 102,265	$ 108,162	$ 87,348	$ 119,818
Effective Tax Rate	24 %	25 %	25 %	24 %	(13)%
Efficiency Ratio	64 %	57 %	56 %	56 %	61 %
Total assets	$ 30,155,058	$ 30,419,108	$ 29,720,182	$ 29,529,769	$ 28,438,813
Loans held for sale	$ —	$ —	$ —	$ —	$ 78,146
Total loans and leases	$ 22,553,180	$ 21,969,940	$ 22,143,739	$ 22,160,860	$ 21,779,367
Total deposits	$ 26,370,568	$ 26,510,938	$ 25,820,776	$ 25,425,339	$ 24,200,012
Key Rates, end of period:					
10 year CMT	1.52 %	1.52 %	1.45 %	1.74 %	0.93 %
FHLMC 30 year fixed	3.11 %	3.01 %	2.98 %	3.18 %	2.67 %

UMPQUA BANK

21

Footnotes:
1. Represents the internal charge of centrally provided support services and other corporate overhead to the mortgage banking segment.

Segments - Mortgage Banking

(In thousands)	For the Quarter Ended				
	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
Net interest income	$ 2,129	$ 2,726	$ 2,848	$ 3,857	$ 4,477
Provision for credit losses	—	—	—	—	—
Non-interest income					
Residential mortgage banking revenue:					
Origination and sale	23,624	30,293	41,367	62,505	83,388
Servicing	9,457	9,172	9,120	9,087	9,497
Change in fair value of MSR asset:					
Changes due to collection/realization of expected cash flows over time	(5,311)	(4,681)	(4,366)	(4,545)	(4,431)
Changes due to valuation inputs or assumptions	15,415	(634)	(1,678)	(2,014)	(9,426)
Non-interest income (excluding above items)	178	188	176	316	229
Total non-interest income	43,363	34,338	44,619	65,349	79,257
Non-interest expense					
Non-interest expense	30,919	33,009	37,795	41,231	38,953
Allocated expenses, net[1]	(4,314)	(3,680)	(970)	790	3,565
Total non-interest expense	26,605	29,329	36,825	42,021	42,518
Income before income taxes	18,887	7,735	10,642	27,185	41,216
Provision for income taxes	4,721	1,934	2,661	6,796	10,304
Net income	$14,166	$ 5,801	$ 7,981	$20,389	$30,912
Effective Tax Rate	25 %	25 %	25 %	25 %	25 %
Efficiency Ratio	58 %	79 %	78 %	61 %	51 %
Total assets	$485,878	$472,371	$564,783	$506,911	$796,362
Loans held for sale	$353,105	$352,466	$429,052	$376,481	$688,079
Total deposits	$224,117	$397,459	$332,777	$461,494	$422,189
Key Rates, end of period:					
10 year CMT	1.52 %	1.52 %	1.45 %	1.74 %	0.93 %
FHLMC 30 year fixed	3.11 %	3.01 %	2.98 %	3.18 %	2.67 %

	For the Quarter Ended				
	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020
LHFS Production Statistics:					
Closed loan volume for-sale	871,268	987,281	1,253,023	1,635,532	1,769,432
Gain on sale margin	2.71%	3.07%	3.30%	3.82%	4.71%
Direct LHFS expense	$ 18,150	$ 19,958	$ 25,459	$ 31,151	$ 33,210
Direct LHFS expenses as % of volume	2.08 %	2.02 %	2.03 %	1.90 %	1.88 %
MSR Statistics:					
Residential mortgage loans serviced for others	12,755,671	12,853,291	12,897,032	13,030,467	13,026,720
MSR, net	$ 123,615	$ 105,834	$ 102,699	$ 100,413	$ 92,907
MSR as % of serviced portfolio	0.97%	0.82%	0.80%	0.77%	0.71%

UMPQUA BANK

Footnotes:
1. Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

22

Balance Sheet Highlights Q4 2021

24 Loan and Deposit Growth Loans and Leases (Gross) ($ in billions) Total Deposits ($ in billions) As of December 31, 2021 As of December 31, 2021 $6.5 $7.2 $7.7 $15.3 $16.8 $17.4 $19.0 $20.4 $21.2 $21.8 $22.6 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 $— $5.0 $10.0 $15.0 $20.0 $25.0 $9.2 $9.4 $9.1 $16.9 $17.7 $19.0 $19.9 $21.1 $22.5 $24.6 $26.6 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 $— $5.0 $10.0 $15.0 $20.0 $25.0 50% 24% 25% 1% Commercial Real Estate Commercial Residential Consumer & Other —% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 41% 14% 29% 9% 7% Demand, non-interest bearing Demand, interest bearing Money market Savings Time —% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%

25 Q4 2021 Loan Roll Forward $21,970 $2,321 ($83) ($1,157) ($145) ($346) ($7) $22,553 Beginning Balance (9/30/2021) New Originations Net Advances/ Payments Payoffs Maturities PPP Other Ending Balance (12/31/2021) $10,000 $12,500 $15,000 $17,500 $20,000 $22,500 $25,000 $ in millions

Loan and Lease Portfolio Characteristics

Mortgage

- Represents 20% of overall portfolio
- Total delinquencies of 0.70%
- Annualized net charge-off rate of (0.01%)
- Average loan size of $416,000
- Average FICO of 758 and LTV of 63%

Non-owner Occupied CRE

- Represents 17% of overall portfolio
- Total delinquencies of 0.13%
- Annualized net charge-off rate of 0.01%
- Average loan size of $1.9 million
- Average LTV of 54% and DSC of 1.7

Commercial & Industrial

- Represents 17% of overall portfolio
- Total delinquencies of 0.30%
- Annualized net charge-off rate of 0.09%
- Average loan size of $503,000

Geographic Diversification



Puget Sound
16%
OR Other
11%
Bay Area
10%
Other
12%
WA Other
6%
Portland/Vanc
14%
Northern CA
11%
Southern CA
20%

Owner Occupied CRE

- Represents 10% of overall portfolio
- Total delinquencies of 0.11%
- Annualized net charge-off rate of 0.00%
- Average loan size of $978,000
- Average LTV of 56% and DSC of 1.8

Multifamily

- Represents 18% of overall portfolio
- Total delinquencies of 0.00%
- Annualized net charge-off rate of 0.00%
- Average loan size of $2.1 million
- Average LTV of 56% and DSC of 1.50

Lease & Equipment Finance (FinPac)

- Represents 7% of overall portfolio
- Total delinquencies of 1.94%
- Annualized net charge-off rate of 1.75%
- ~10% average yield
- Average loan & lease size of $36,000

Footnotes:
Balances and delinquencies as of December 31, 2021. Annualized net charge-off rate for Q4 2021. LTV, FICO and Debt Service Coverage (DSC) are based on weighted average for portfolio. LTV for the Mortgage portfolio represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

UMPQUA BANK

26

27 Current Expected Credit Loss (“CECL”) Footnotes: 1. Total includes $11.8 mm for Reserve for Unfunded Commitments 2. Total includes $12.8 mm for Reserve for Unfunded Commitments Loan Segment 9/30/2021 Q4 2021 Net Charge-offs Reserve build 12/31/2021 % of loans and leases outstanding Commercial $45,526 ($1,259) ($3,329) $40,938 1.04 % Lease & Equipment Finance $75,993 ($6,353) $9,023 $78,663 5.36 % CRE $114,835 ($2) ($7,297) $107,536 0.95 % Residential/Home Equity $29,237 $326 $1,462 $31,025 0.54 % Consumer $3,721 ($109) ($595) $3,017 1.64 % Total $269,312 ¹ ($7,397) ($736) $261,179 ² 1.16% % of loans and leases outstanding 1.23% 1.16% % of loans and leases outstanding – ex PPP loans 1.27% 1.18 % Allowance For Credit Losses ($ in 000’s) CECL Notes Used Moody’s November consensus economic forecast Key Components of the Moody’s economic forecast include: • GDP average annualized growth of 3.9% through 2022 • Average annualized unemployment rate of 4.1% in 2022 dropping to 4.0% in 2023 • COVID infections abate in December 2021 • The Federal Reserve keeps the target range for the fed funds rate at 0% to 0.25% until Q4 2022

28 Credit Quality (R ec ap tu re ) o r Pr ov is io n Ex pe ns e ($ in m ill io ns ) N on Perform ing A ssets to Total A ssets (Recapture) or Provision Expense & Non-Performing Assets to Total Assets $— $— $(23.0) $(18.9) $(0.7) 0.24% 0.19% 0.17% 0.17% 0.17% (Recapture) or Provision expense Non Performing Assets To Total Assets Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $(40.0) $(20.0) $— $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 —% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% C la ss ifi ed L oa ns / To ta l L oa ns C lassified A ssets / R B C Classified Assets 0.92% 0.74% 0.74% 0.81% 0.71% 8.6% 7.0% 7.0% 7.7% 7.0% Classified Loans to Total Loans Classified Assets to Risk-Based Capital Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 —% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% A C L ($ in m ill io ns ) A llow ance / Total Loans and Leases Allowance for Credit Losses $348.7 $331.0 $294.4 $269.3 $261.2 1.60% 1.49% 1.33% 1.23% 1.16% Allowance for Credit Losses Allowance for Credit Losses to Total Loans and Leases Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 $— $40.0 $80.0 $120.0 $160.0 $200.0 $240.0 $280.0 $320.0 $360.0 $400.0 $440.0 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% Net Charge-offs to Average Loans and Leases (annualized) 4.87% 4.66% 3.80% 1.21% 1.75% 0.35% 0.33% 0.25% 0.11% 0.13% Umpqua Bank (ex FinPac) Fin Pac Umpqua Holding Consolidated Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 (0.50)% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 0.04% 0.03% 0.01% 0.04% 0.02%

29 Capital Management Footnotes: 1. Regulatory capital ratios are estimates pending completion and filing of the Company’s regulatory reports. 2. Greater of Regulatory Well Capitalized Threshold or Capital Adequacy Threshold + Capital Conservation Buffer (2.5%). 3.“Excess” Capital defined as capital above thresholds above internal policy limits. All regulatory capital ratios¹ remained in excess of well-capitalized and internal policy limits. Focused on providing long-term value for our shareholders Paid a quarterly cash dividend of $0.21 per common share on November 30, 2021 to shareholders of record as of November 19, 2021. 8.9% 9.0% 11.6% 11.6% 14.3% 5.0% 7.0% 8.5% 10.5% 6.0% 1.5% 2.0% 0.5% 1.5% 2.9% 2.5% 2.6% 2.6% 2.3% Capital Threshold² In-House Policy Floor "Excess" Capital³ Tangible Common Equity/Tangible Assets Tier 1 Leverage Tier 1 Common Risk Based Tier 1 Risk Based Total Risk Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% Excess capital at the bank level is approximately $207mm. Holding company ratios are shown to the right.

Appendix

31 Non-GAAP Reconciliation Tangible Book Value: Umpqua (In thousands, except per share data) Dec 31, 2021 Sep 30, 2021 Jun 30, 2021 Mar 31, 2021 Dec 31, 2020 Total shareholders' equity $2,749,270 $2,722,379 $2,766,316 $2,681,869 $2,704,577 Subtract: Goodwill — — — 2,715 2,715 Other intangible assets, net 8,840 9,970 11,100 12,230 13,360 Tangible equity - common 2,740,430 2,712,409 2,755,216 2,666,924 2,688,502 Total assets $30,640,936 $30,891,479 $30,284,965 $30,036,680 $29,235,175 Subtract: Goodwill — — — 2,715 2,715 Other intangible assets, net 8,840 9,970 11,100 12,230 13,360 Tangible assets 30,632,096 30,881,509 30,273,865 30,021,735 29,219,100 Common shares outstanding at period end 216,626 216,622 220,626 220,491 220,226 Total shareholders' equity to total assets ratio 8.97% 8.81% 9.13% 8.93% 9.25 % Tangible common equity ratio 8.95% 8.78% 9.10% 8.88% 9.20 % Book value per common share $12.69 $12.57 $12.54 $12.16 $12.28 Tangible book value per common share $12.65 $12.52 $12.49 $12.10 $12.21

The Power of a Larger Balance Sheet: A Hypothetical Example

- The opportunities to grow the loan book by expanding business with our *existing* customer base are dramatic, and they are potentially multiplicative as we continue to win business in our markets.

(a)	Columbia 9/30/21 Tangible Common Equity*	$1,536		
(b)	Umpqua 9/30/21 Tangible Common Equity*	$2,712		
(c)	Pro Forma Company Tangible Common Equity*	$4,412		

		Opportunities		
		Many	Some	A Few
	Columbia Perspective			
(d)	Loan Amount: Hypothetical**	$20	$35	$60
(e) = (d) ÷ (a)	% of Columbia 9/30/21 TCE	1.30%	2.28%	3.91%
	Umpqua Perspective			
(f)	Loan Amount: Hypothetical**	$35	$60	$100
(g) = (f) ÷ (b)	% of Umpqua 9/30/21 TCE	1.29%	2.21%	3.69%
	Pro Forma Company			
(h) = avg of (e) &	**Average of Columbia & Umpqua 9/30/21 TCE**	**1.30%**	**2.25%**	**3.80%**
(i) = (c) x (h)	**Pro Forma Loan Amount****	**$57**	**$99**	**$167**

9/30/2021 Tangible Common Equity	Columbia	Umpqua
Total Shareholders' Equity	$2,323	$2,722
-Preferred Equity	$0	$0
-Goodwill	-$766	$0
-Other Intangible Asset, net	-$21	-$10
Tangible Common Equity	$1,536	$2,712

A High-Quality Prospect…		Adds to Loan Growth	Lost Opportunity	Net Benefit to the Pro Forma Bank: Columbia Perspective	Net Benefit to the Pro Forma Bank: Umpqua Perspective
…applies for a $50 million loan	Columbia Perspective: Today	$20	$30		
	Umpqua Perspective: Today	$35	$15		
	Pro Forma	**$50**	**$0**	**$30**	**$15**
…applies for a $75 million loan	Columbia Perspective: Today	$35	$40		
	Umpqua Perspective: Today	$60	$15		
	Pro Forma	**$75**	**$0**	**$40**	**$15**
…applies for a $150 million loan	Columbia Perspective: Today	$60	$90		
	Umpqua Perspective: Today	$100	$50		
	Pro Forma	**$150**	**$0**	**$90**	**$50**

Note: $ in millions. LQA = linked-quarter annualized.

* TCE used (instead of risk-based capital) given prior disclosure for pro forma TCE. See slide 34 for the calculation of pro forma TCE, which is based on financial data for the quarter ended June 30, 2021, and market data as of October 11, 2021.

** The loan amounts and opportunities displayed on this slide are hypothetical and should only be viewed as illustrative examples. The internal hold limit of the pro forma company following closing is expected to be determined by the pro forma company's board.

^ Amount of loan application above hypothetical loan amount presented in the left-side table. For example, based on the hypothetical loan amounts in the left-most column in the right table, a loan application at Columbia for $50 million would result in a $20 million loan for Columbia's balance sheet and the participation out of $30 million, and a loan application at Umpqua for $50 million would result in a $35 million loan for Umpqua's balance sheet and the participation out of $15 million. The pro forma company's larger balance sheet (and correspondingly larger capital position) would enable the pro forma company to hold the entire $50 million loan while maintaining the same (or better) level of diversity and granularity.

32

Non-GAAP Reconciliation:
GAAP and Core Cash Earnings per Share Accretion

	GAAP ($mm)	Core cash ($mm)	Millions of diluted shares
Columbia 2023E standalone net income	$215	$215	78.7
Umpqua 2023E standalone net income	407	407	218.1
Combined net income	**$623**	**$623**	
After-tax cash adjustments			
Cost savings – fully phased-in for illustrative purposes[1]	$102	$102	
Cost of financing	(1)	(1)	
Reversal of Columbia standalone intangible amortization	5	5	
Add-back of Umpqua standalone intangible amortization	–	3	
After-tax GAAP adjustments			
Core deposit intangible amortization[2]	(14)	–	
Loan rate mark amortization[3]	(15)	–	
HTM securities rate mark accretion[4]	1	–	
Amortization of AOCI related to AFS securities and other adjustments[5]	(14)	–	
Removal of rate collar accretion[6]	(8)	–	
Real estate mark amortization[7]	(1)	–	
Non-PCD fair value mark accretion[8]	27	–	
Pro forma Columbia net income	**$705**	**$731**	208.6[9]
Columbia 2023E standalone EPS	**$2.74**[10]	**$2.80**[10]	
Umpqua 2023E standalone EPS	**1.87**[10]	**1.87**[10]	
Pro forma 2023 Columbia EPS	**$3.38**	**$3.50**	
$ EPS accretion to Columbia	**$0.64**	**$0.70**	
% EPS accretion to Columbia	**23.4%**	**25.0%**	
Pro forma 2023 Columbia EPS	**$3.38**	**$3.50**	
(x) Fixed exchange ratio	0.5958x	0.5958x	
Pro forma 2023 EPS attributable to Umpqua	**$2.01**	**$2.09**	
$ EPS accretion to Umpqua	**$0.14**	**$0.21**	
% EPS accretion to Umpqua	**7.8%**	**11.4%**	

Source: S&P Global Market Intelligence, FactSet, Company filings; Note: Financial data as of quarter ended June 30, 2021; Market data as of October 11, 2021; Pro forma adjustments assume 26% marginal tax rate; Assumes fully phased-in cost savings for illustrative purposes

[1] $135mm fully phased-in reduction in combined company's total noninterest expense base for illustrative purposes, quarterly synergies grown at 3.0% on an annual basis starting in 2023; Anticipated 66% phase-in during 2023 results in 17.5% GAAP and 19.2% cash EPS accretion for Columbia, and 2.6% GAAP and 6.2% cash EPS accretion for Umpqua

[2] Core deposit intangible estimate of 65bps ($108mm pre-tax) on non-time deposits, amortized through earnings over 10 years (sum-of-the-years-digits)

[3] Loan rate mark of $76mm (pre-tax), amortized through earnings over 6 years (sum-of-the-years-digits)

[4] HTM security rate mark of -$4mm (pre-tax), accreted through earnings over 6 years (sum-of-the-years-digits)

[5] AOCI mark of $54mm (after-tax), amortized through earnings over 6 years (sum-of-the-years-digits)

[6] Assumes ~$2mm (after-tax) per quarter run-down of rate collar accretion

[7] Real estate mark of $20mm (pre-tax), amortized through earnings over 20 years (straight line)

[8] Based on $104mm pre-tax reserve allocated to non-PCD loans (65%), accreted through earnings over 4 years (sum-of-the-years-digits)

[9] Pro forma diluted shares outstanding include Columbia shares and shares issued to Umpqua based on 0.5958x exchange ratio

[10] Assumes no standalone and pro forma repurchases

33

Non-GAAP Reconciliation: Purchase Accounting Summary

Tangible Book Value per Share Dilution

	$ millions	Millions of basic shares	$ per share
Columbia			
Columbia tangible book value as of June 30, 2021	$1,692	78.5	
(–) Reduction in unrealized gains on AFS securities from Q2 to Q3 2021 (after-tax)	(22)		
(+) Four quarters of consensus earnings to close	185		
(–) Four quarters of consensus per share common dividends	(94)		
(+) Amortization of existing intangibles	5		
Standalone Columbia tangible book value at close	**$1,766**	**78.5**	**$22.50**
Pro forma			
Standalone Columbia tangible book value at close	$1,766	78.5	
(+) Standalone Umpqua tangible book value at close[1]	2,866		
(–) Reversal of Columbia equity capital and intangibles	(1,766)		
(+) Reversal of Columbia existing DTL on intangibles	8		
(+) Merger consideration for accounting purposes	2,761	129.9[2]	
(–) Goodwill and other intangibles created[3]	(955)		
(–) After-tax restructuring expenses	(191)		
(–) CECL double count on non-PCD loans[4]	(77)		
Pro forma Columbia tangible book value at close	**$4,412**	**208.4**	**$21.17**
$ dilution to Columbia			**($1.33)**
% dilution to Columbia			**(5.9%)**
Tangible book value per share earnback[5]			**2.6 years**

Calculation of Intangibles Created

	$ millions
Fixed exchange ratio	0.5958x
Reciprocal exchange ratio	1.6784x
(x) Current Umpqua stock price	$20.91
(x) Cascade fully diluted shares outstanding	78.7
Merger consideration for accounting purposes	**$2,761**
Standalone Columbia tangible book value at close	$1,766
(+) Net after-tax credit mark	0
(+) After-tax loan rate mark	56
(+) After-tax HTM securities rate mark	(3)
(+) After-tax real estate rate mark	15
Adjusted tangible book value	**$1,834**
Excess over adjusted tangible book value	$927
(–) Core deposit intangible created	(108)
(+) DTL on CDI	28
Goodwill created	**$847**
Goodwill and other intangibles created[3]	**$955**

Source: S&P Global Market Intelligence, FactSet, Company filings; See slide 14 in the deal-related slide deck published October 12, 2021, for "Key financial assumptions" for 2023 underlying forecasts
Note: Financial data as of quarter ended June 30, 2021; Market data as of October 11, 2021; Pro forma adjustments assume 26% marginal tax rate; Pro forma for Columbia's completed acquisition of Bank of Commerce Holdings; Assumes neither company repurchases shares between deal announcement and deal close

[1] Estimated Umpqua tangible common equity at close based on Q3 2021 – Q2 2022 consensus earnings and dividend estimates, and $78mm share repurchases completed in Q3 2021 (4mm shares). Communicated Umpqua NextGen cost savings targets are separate from deal-related cost savings as they are expected to be largely realized ahead of the transaction's anticipated close
[2] Based on 0.5958 shares of Columbia stock for each Umpqua common share outstanding
[3] Based on expectations and assumptions as of announcement date; subject to change at transaction closing (estimated at June 30, 2022 for illustrative purposes)
[4] Based on $104mm pre-tax reserve allocated to non-PCD loans (65%)
[5] Based on when pro forma tangible book value per share crosses over and begins to exceed projected standalone Columbia tangible book value per share

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